The Kaplan Partners LLP
Certified Public Accountants
180 North LaSalle Street 25
Chicago, IL 60601

INDEPENDENT AUDITOR'S REPORT

TO THE PARTNERS OF

COURT PLACE ASSOCIATES

PEKIN, ILLINOIS

We have audited the accompanying Balance Sheets of COURT PLACE ASSOCIATES (An Illinois Limited Partnership) (IHDA Project No. ML-158) as of December 31, 2006 and 2005, and the related Statements of Operations, Partners' Capital and Cash Flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States), the standards applicable to financial audits contained in Government Auditing Standards issued by the Comptroller General of the United States, and the Illinois Housing Development Authority's "Financial Reporting and Audit Guidelines for Mortgagors of Multifamily Housing Developments." Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis of designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of COURT PLACE ASSOCIATES as of December 31, 2006 and 2005, and the results of its operations, the changes in partners' capital, and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

In accordance with standards of the Public Company Accounting Oversight Board (United States), Government Auditing Standards, and Illinois Housing Development Authority's "Financial Reporting and Audit Guidelines for Mortgagors of Multifamily Housing Developments," we have also issued reports dated February 12, 2007, on our consideration of COURT PLACE ASSOCIATES' internal control over financial reporting and on our tests of compliance with certain provisions of laws, regulations, contracts, grant agreements and other matters. The purpose of those reports are to describe the scope of our testing of internal control over financial reporting and compliance, and the results of that testing and not to provide an opinion on the internal control over financial reporting or on compliance. Those reports are an integral part of an audit performed in accordance with standards of the Public Company Accounting Oversight Board (United States) and should be read in conjunction with this report in considering the results of our audit.

THE KAPLAN PARTNERS LLP

Chicago, IL

February 12, 2007

The Kaplan Partners LLP
Certified Public Accountants
180 North LaSalle Street 25
Chicago, IL 60601

INDEPENDENT AUDITOR'S REPORT

TO THE PARTNERS OF

LINDEN PLACE ASSOCIATES

ARLINGTON HEIGHTS, ILLINOIS

We have audited the accompanying Balance Sheets of LINDEN PLACE ASSOCIATES (An Illinois Limited Partnership) (IHDA Project No. ML-158) as of December 31, 2006 and 2005, and the related Statements of Operations, Partners' Capital and Cash Flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States), the standards applicable to financial audits contained in Government Auditing Standards issued by the Comptroller General of the United States, and the Illinois Housing Development Authority's "Financial Reporting and Audit Guidelines for Mortgagors of Multifamily Housing Developments." Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis of designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LINDEN PLACE ASSOCIATES as of December 31, 2006 and 2005, and the results of its operations, the changes in partners' capital, and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

In accordance with standards of the Public Company Accounting Oversight Board (United States), Government Auditing Standards, and Illinois Housing Development Authority's "Financial Reporting and Audit Guidelines for Mortgagors of Multifamily Housing Developments," we have also issued reports dated February 12, 2007, on our consideration of LINDEN PLACE ASSOCIATES' internal control over financial reporting and on our tests of compliance with certain provisions of laws, regulations, contracts, grant agreements and other matters. The purpose of those reports are to describe the scope of our testing of internal control over financial reporting and compliance, and the results of that testing and not to provide an opinion on the internal control over financial reporting or on compliance. Those reports are an integral part of an audit performed in accordance with standards of the Public Company Accounting Oversight Board (United States) and should be read in conjunction with this report in considering the results of our audit.

THE KAPLAN PARTNERS LLP

Chicago, IL

February 12, 2007